Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

401(k) Savings and Profit Sharing Plan for Employees of NIKE, Inc.

Beaverton, Oregon

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173727) of the 401(k) Savings and Profit Sharing Plan for Employees of NIKE, Inc. of our report dated November 21, 2022, relating to the financial statements and supplemental schedule of the 401(k) Savings and Profit Sharing Plan for Employees of NIKE, Inc. which appear in this Form 11-K for the year ended May 31, 2022.

/s/ BDO USA, LLP

BDO USA, LLP

Seattle, Washington

November 21, 2022

13